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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):   August 10, 1995
                                                    ---------------

                                 ABIOMED, Inc.
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            (Exact Name of Registrant as Specified in its Charter)

     Delaware                          1-9585              04-2743260
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(State or other jurisdiction         (Commission         (IRS Employer of
       incorporation)                File Number)        Identification Number)

     33 Cherry Hill Drive, Danvers, Massachusetts            01923
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     (Address of principal executive offices)              (Zip Code)

Registrants telephone number, including area code (508) 777-5410
                                                  ------------------------------

     N/A
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(Former name or former address, if changed since last report)

Item 5.    Other Events.
           -------------

     On August 10, 1995, Param Singh, who recently retired as an officer and director of ABIOMED, Inc. (the Company), elected to convert his 612,000 shares of the Companys Class A Common Stock, $.01 par value, into an equal number of shares of the Companys Common Stock, $.01 par value (the Common Stock). As a result of this conversion, the number of shares of Common Stock outstanding has increased from 4,891,202 to 5,503,202 and the number of shares of Class A Common Stock decreased from 2,040,000 to 1,428,000. Mr. Singh has agreed with the Company that, regardless of whether he is deemed to be an affiliate of the Company for purposes of Rule 144 promulgated under the Securities Act of 1933 (Rule 144), he will limit his sales of shares of Common Stock to an amount that will not exceed the volume limitations set forth in Section (e)(1) of Rule 144, exclusive of certain privately negotiated off-market transactions.

Item 7.    Financial Statements and Exhibits.
           ----------------------------------

     None.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       ABIOMED, INC.
                                       -------------------------
                                       (Registrant)


Date: August 11, 1995                  By: /s/ John F. Thero
      ---------------                     ----------------------
                                          John F. Thero, Vice President
                                           Finance and Administration
                                           Chief Financial Officer